                                                                   EXHIBIT 10.8

                       FIRST AMENDMENT TO CREDIT AGREEMENT

      THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of September 17, 2004 (the "First Amendment"), is by and among DIRECTED ELECTRONICS, INC., a California corporation (the "Borrower"), those Domestic Subsidiaries of the Borrower identified as "Guarantors" on the signature pages hereto (the "Guarantors"), the financial institutions party hereto (collectively, the "Lenders"; and individually, a "Lender"), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                                   WITNESSETH

      WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of June 17, 2004 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein);

      WHEREAS, Holdings has agreed to purchase the assets (the "Acquired Assets") of Definitive Technology LLP, a Maryland limited liability partnership ("Definitive") pursuant to the terms of that certain Purchase Agreement (as defined below) by and among Holdings, Definitive, Sandy Gross, Donald Givogue and Edmond Blais for an aggregate amount, including (i) all related fees and expenses, (ii) a working capital adjustment in an amount not to exceed $1,000,000 and (iii) the DT Deferred Payment (as defined below), not exceeding $54,000,000, with the Definitive assets to be acquired from Definitive by Borrower and DEI Headquarters, Inc. (the "DT Acquisition");

      WHEREAS, the Borrower has requested that the Requisite Lenders waive the prohibition under Section 7.18 of the Credit Agreement (i) to allow Holdings to enter into and consummate the Purchase Agreement (with Borrower and DEI Headquarters, Inc. actually acquiring the Definitive assets) and (ii) to allow Holdings to issue shares of its common stock to Trivest and its assigns in connection with the DT Acquisition (the "Trivest Stock Issuance");

      WHEREAS, the Borrower has requested that the Requisite Lenders waive the terms of Sections 6.2, 7.7 and 7.15 of the Credit Agreement to allow Borrower to change its domicile of incorporation to Florida (the "Redomestication");

      WHEREAS, the Borrower has requested an increase of the Term Loan Commitment in an aggregate principal amount not to exceed $45,000,000 for purposes of funding the DT Acquisition (the "Term Loan Increase");

      WHEREAS, the Borrower has requested that the Requisite Lenders waive the mandatory prepayment required under Section 2.8(b)(iv) of the Credit Agreement (the "Prepayment") in connection with the Term Loan Increase and the Trivest Stock Issuance;

      WHEREAS, the Borrower has requested that the Requisite Lenders permit the DT Acquisition, the Redomestication, the Trivest Stock Issuance, and the Term Loan Increase and agree to certain modifications to the terms of the Credit Agreement in connection therewith; and

      WHEREAS, the Requisite Lenders have agreed to (i) permit the DT Acquisition, the Redomestication, the Trivest Stock Issuance, and the Term Loan Increase, (ii) amend the Credit Agreement in connection therewith, and (iii) waive the Prepayment required by the Term Loan Increase and the Trivest Stock Issuance on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                                     WAIVER

      1.1 The Requisite Lenders hereby waive Sections 6.2, 7.7 and 7.15 to the extent the same prohibits the Redomestication.

      1.2 The Requisite Lenders hereby waive Section 7.12 of the Credit Agreement to the extent that same prohibits the Borrower from paying Trivest a one-time fee of $1,450,000 pursuant to Section 6(c)(i) of the Trivest Management Agreement at the closing of the DT Acquisition (subject, however, to Trivest waiving any increase in the "Base Compensation" otherwise required by Section 6(b) of the Trivest Management Agreement in connection with the DT Acquisition).

      1.3 The Requisite Lenders hereby waive Section 7.18 of the Credit Agreement to the extent the same prohibits Holdings from executing, delivering, and performing the obligations of the Purchase Agreement and to the extent the same prohibits the Trivest Stock Issuance.

      1.4 The Requisite Lenders hereby waive the Prepayment in respect of the proceeds of the Trivest Stock Issuance made concurrently (and only the issuance made concurrently) with the consummation of the closing of the DT Acquisition.

      1.5 Notwithstanding the terms of Section 2.8(b)(iv) of the Credit Agreement, the Requisite Lenders hereby consent to the proceeds of the Term Loan Increase being used for (and exclusively for) consummation of the DT Acquisition in accordance with the terms and conditions of the Purchase Agreement (as defined in Section 2.1 of this Amendment), with the Borrower and DEI Headquarters, Inc. acquiring the Acquired Assets.

      1.6 The Requisite Lenders hereby waive the provisions of Section 6.10 of the Credit Agreement to the extent that it prohibits the Borrower or its Subsidiaries from acquiring bank accounts ("DT Bank Accounts") in the DT Acquisition that are not maintained with one of the Lenders; provided that the Borrower or such Subsidiary that acquires the DT Bank Accounts shall, within 60 days from the First Amendment Effective Date (as defined below), either (a) deliver a deposit account control agreement signed by the institution maintaining the DT Bank Accounts and acceptable to Administrative Agent in its sole discretion, or (b) transfer such DT Bank Accounts to Administrative Agent or one of the Lenders.

      1.7 Except for the specific waivers set forth herein, nothing contained herein shall be deemed to constitute a waiver of (i) any rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Document or under applicable law or (ii) the Loan Parties' obligation to comply fully with any duty, term, condition, obligation or covenant contained in the Credit Agreement and the other Loan Documents not specifically waived. The specific waivers set forth herein are one-time waivers and shall be effective only in this specific instance and shall not obligate the Lenders to waive any Default or Event of Default, now existing or hereafter arising.

                                    SECTION 2

                                   AMENDMENTS

      2.1   AMENDMENTS TO SECTION 1.1.

      (a) The following definitions are hereby added to the Credit Agreement to read as follows:

            "Add-On Term Loan" shall have the meaning set forth in Section
      2.2(a).

            "Add-On Term Loan Commitment Percentage" shall mean, for any Add-On Term Loan Lender, the percentage identified as its Add-On Term Loan Commitment Percentage on Schedule 2.1(a)-2.

            "Add-On Term Loan Committed Amount" shall have the meaning set forth in Section 2.2(a).

            "Add-On Term Loan Lender" shall mean a Lender that makes an Add-On Term Loan, together with its successors and permitted assigns pursuant to
      Section 10.1.

            "DT Acquisition" shall mean the acquisition by the Borrower and DEI Headquarters, Inc. of substantially all of the assets of Definitive Technology LLP, a Maryland limited liability partnership for an aggregate amount, including (i) all related fees and expenses, (ii) a working capital adjustment in an amount not to exceed $1,000,000 and (iii) the DT Deferred Payment, not exceeding $54,000,000, consummated pursuant to the terms of the Purchase Agreement.

            "DT Deferred Payment" shall mean the deferred payment in an aggregate amount not to exceed $2,000,000 paid or payable pursuant to the Purchase Agreement.

            "First Amendment Effective Date" shall mean September 17, 2004.

            "Initial Term Loan" shall have the meaning set forth in Section 2.2(a).

            "Initial Term Loan Committed Amount" shall have the meaning set forth in Section 2.2(a).

            "Purchase Agreement" shall mean, that certain Asset Purchase Agreement, dated as of the First Amendment Effective Date, by and among Holdings, the Seller, Sandy Gross, Donald Givogue and Edmond Blais.

            "Seller" shall mean Definitive Technology, LLP.

      (b) The definition of "Consolidated EBITDA" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (a) Consolidated Net Income plus to the extent deducted in determining Consolidated Net Income, (i) Consolidated Interest Expense,
      (ii) provisions for taxes based on income, (iii) total depreciation expense, (iv) total amortization expense, (v) management fees paid to Trivest pursuant to the Trivest Management Agreement to the extent permitted by Section 7.12, (vi) other non-recurring and non-cash items reducing Consolidated Net Income in an aggregate amount not to exceed $3,000,000, (vii) other one time add-backs set forth on Schedule 1.1(a) attached hereto (it being understood that such one-time add-backs shall roll-off on a quarterly basis and shall not affect Consolidated EBITDA after one year following the Closing Date) and (viii) other one time add-backs related to Definitive set forth on Schedule 1.1(a)(viii) attached hereto (it being understood that such one time add backs shall roll-off on a quarterly basis and shall not affect Consolidated EBITDA after one year following the First Amendment Effective Date), less (b) interest income and any non-operating, non-recurring and non-operating, non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP; provided that in calculating any such items for such period, any Asset Sales or other acquisitions or dispositions of assets during such period shall have been deemed to have occurred on the first day of such period.

      (c) The definition of "Permitted Acquisition" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "Permitted Acquisition" shall mean (a) the DT Acquisition and (b) an acquisition or any series of related acquisitions by a Loan Party of (i) all or substantially all of the assets or a majority of the outstanding voting stock or economic interests of a Person that is incorporated, formed or organized in the United States or Canada or (ii) any division, line of business or other business unit of a Person that is incorporated, formed or organized in the United States or Canada (such Person or such division, line of business or other business unit of such Person shall be referred to herein as the "Target"), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by Borrower and its Subsidiaries pursuant to Section 7.14 hereof, so long as (A) no Event of Default or Potential Event of Default shall then exist or would exist after giving effect thereto, (B) Borrower shall demonstrate to the reasonable satisfaction of Administrative Agent and the Requisite Lenders that, after giving effect to the acquisition on a pro forma basis (giving effect to adjustments for owner compensation for such period, documented to the reasonable satisfaction of the Administrative Agent, to the extent such compensation does not continue after such acquisition) (I) the Consolidated Total Leverage Ratio shall be less than or equal to the ratio that is 0.25 lower than the Consolidated Total Leverage Ratio then required under Section 7.6A and (II) Loan Parties are in compliance with each of the financial covenants set forth in Section 7.6, (C) Administrative Agent, on behalf of Lenders, shall have received (or shall receive in connection with the closing of such acquisition) a First Priority perfected security interest in all property (including, without limitation, capital stock) acquired with respect to the Target in accordance with the terms of Sections 6.8 and 6.9 and the Target, if a Person, shall have executed counterparts of the Subsidiary Guaranty and the Security Agreement and take such further action as required under Sections 6.8 and 6.9, (D) the Target shall have earnings before interest, taxes, depreciation and amortization for the four fiscal quarter period prior to the acquisition date in an amount greater than $0, as adjusted for owner compensation for such period, documented to the reasonable satisfaction of the Administrative Agent, to the extent such compensation does not continue after such acquisition (provided that the aggregate consideration paid by the Loan Parties and their Subsidiaries shall not exceed $5,000,000 for any Target which, but for such owner compensation adjustment, would have negative earnings for such period), (E) such acquisition shall not be a "hostile" acquisition and shall have been approved by the board of directors and/or shareholders of the applicable Loan Party and the Target, (F) the Borrower shall have provided at least ten (10) days prior written notice of such acquisition to the Administrative Agent (which shall distribute such notice to the Lenders),
      (G) after giving effect to such acquisition, there shall be at least $5,000,000 of borrowing availability under the Revolving Commitment and
      (H) the aggregate consideration (including without limitation equity consideration, earn outs or deferred compensation or non-competition arrangements and the amount of Indebtedness and other liabilities assumed by Loan Parties and their Subsidiaries) paid by Loan Parties and their Subsidiaries (I) in connection with any such acquisition of a Target organized in Canada shall not exceed $7,000,000, (II) in connection with any such acquisition shall not exceed $10,000,000 and (III) for all acquisitions (other than the DT Acquisition) made during any twelve month period shall not exceed $20,000,000.

      2.2   AMENDMENT TO SECTION 2.2.

      Sections 2.2(a) and 2.2(b) of the Credit Agreement are amended and restated in their entireties to read as follows:

            2.2   TERM LOAN.

            (a) Term Loan. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Term Loan Lender severally agrees to make available to Borrower on the Closing Date such Term Loan Lender's Term Loan Commitment Percentage of a term loan in Dollars (the "Initial Term Loan") in the aggregate principal amount of ONE HUNDRED ELEVEN

MILLION DOLLARS ($111,000,000) (the "Initial Term Loan Committed Amount") for the purposes hereinafter set forth. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Add-On Term Loan Lender severally agrees to make available to Borrower on the First Amendment Effective Date such Add-On Term Loan Lender's Add-On Term Loan Commitment Percentage of a term loan in Dollars (the "Add-On Term Loan", together with the Initial Term Loan, the "Term Loan") in the aggregate principal amount of FORTY-FIVE MILLION DOLLARS ($45,000,000) (the "Add-On Term Loan Committed Amount", together with the Initial Term Loan Committed Amount, the "Term Loan Committed Amount") for the purposes hereinafter set forth. The Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as Borrower may request; provided that (i) on the Closing Date and on the two Business Days following the Closing Date, the Initial Term Loan shall bear interest at the Alternate Base Rate and (ii) on the First Amendment Effective Date and on the two Business Days following the First Amendment Effective Date, the Add-On Term Loan shall bear interest at the Alternate Base Rate. LIBOR Rate Loans shall be made by each Term Loan Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office. Amounts repaid or prepaid on the Term Loan may not be reborrowed.

      (b) Repayment of Term Loan. The principal amount of the Term Loan shall be repaid in twenty-four (24) consecutive quarterly installments (as reduced pursuant to Section 2.8) as follows:

PRINCIPAL AMORTIZATION                TERM LOAN
     PAYMENT DATE           PRINCIPAL AMORTIZATION PAYMENT
----------------------      ------------------------------
September 30, 2004                   $390,000
December 31, 2004                    $390,000
March 31, 2005                       $390,000
June 30, 2005                        $390,000
September 30, 2005                   $390,000
December 31, 2005                    $390,000
March 31, 2006                       $390,000
June 30, 2006                        $390,000
September 30, 2006                   $390,000
December 31, 2006                    $390,000
March 31, 2007                       $390,000
June 30, 2007                        $390,000
September 30, 2007                   $390,000

PRINCIPAL AMORTIZATION                TERM LOAN
     PAYMENT DATE           PRINCIPAL AMORTIZATION PAYMENT
-----------------------     ------------------------------
December 31, 2007                    $   390,000
March 31, 2008                       $   390,000
June 30, 2008                        $   390,000
September 30, 2008                   $   390,000
December 31, 2008                    $   390,000
March 31, 2009                       $   390,000
June 30, 2009                        $   390,000
September 30, 2009                   $37,050,000
December 31, 2009                    $37,050,000
March 31, 2010                       $37,050,000
Term Loan Maturity Date              $37,050,000

      2.3 AMENDMENT TO SECTION 6.11. Section 6.11 of the Credit Agreement is amended and restated in its entirety to read as follows:

            6.11  INTEREST RATE CAP.

            (a) Borrower shall, within ninety (90) days of the Closing Date enter into a Hedge Agreement protecting against fluctuations in interest rates, in amounts and for periods of time reasonably satisfactory to Administrative Agent, which agreements shall provide for coverage in a minimum amount of at least 50% of the initial principal amount of the Initial Term Loan made on the Closing Date for a period of at least three
      (3) years.

            (b) Borrower shall, within ninety (90) days of the First Amendment Effective Date enter into a Hedge Agreement protecting against fluctuations in interest rates, in amounts and for periods of time reasonably satisfactory to Administrative Agent, which agreements shall provide for coverage in a minimum amount of at least 50% of the initial principal amount of the Add-On Term Loan made on the First Amendment Effective Date for a period of at least three (3) years.

      2.4 AMENDMENT TO SECTION 6.13(a). Section 6.13(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

            6.13  POST-CLOSING COVENANTS.

            (a) Within one hundred thirty-five (135) calendar days of the Closing Date, obtain, and thereafter maintain, key-man insurance ("Key-Man Insurance") with respect to Mr. Minarik on the following basis:

      2.5   AMENDMENT TO SECTION 7.5. A new clause (vi) is hereby added to
Section 7.5 of the Credit Agreement to read as follows:

            (vi) Borrower may dividend up to $2,000,000 to Holdings to pay the DT Deferred Payment in accordance with the terms of the Purchase Agreement.

      2.6 AMENDMENT TO SECTION 7.6. Sections 7.6(B) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

            B. Maximum Consolidated Senior Leverage Ratio. Borrower shall not permit the Consolidated Senior Leverage Ratio as of the last day of any Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

                                         MAXIMUM CONSOLIDATED
               PERIOD                   SENIOR LEVERAGE RATIO
-----------------------------------     ---------------------
Closing Date to March 31, 2005                3.9 to 1.0
April 1, 2005 to September 30, 2005           3.5 to 1.0
October 1, 2005 to June 30, 2006              3.0 to 1.0
July 1, 2006 and thereafter                   2.5 to 1.0

      2.7 AMENDMENT TO SCHEDULES. Schedule 1.1(a)(viii) attached hereto as Exhibit A and Schedule 2.1(a)-2 attached hereto as Exhibit B are hereby added to the Credit Agreement. To the extent that Borrower must amend Schedules 4.1(k), 5.1, 5.5A, 5.8, 5.11, 5.20 or 6.10 to the Credit Agreement due to the DT Acquisition, the Requisite Lenders agree that Borrower may deliver such amended schedules to Administrative Agent no later than ten (10) business days after the First Amendment Effective Date.

                                    SECTION 3

                               CLOSING CONDITIONS

      3.1 CONDITIONS PRECEDENT. This First Amendment shall become effective as of the date hereof upon the receipt by the Administrative Agent of the following:

      (a) Executed Agreement. Receipt by the Administrative Agent of a duly executed signature page to the First Amendment to the Credit Agreement from each of the Borrower, the Guarantors, the Requisite Lenders and the Add-On Term Loan Lenders;

      (b) Consents. All consents and approvals of the boards of directors, shareholders, governmental authorities and other applicable third parties necessary in connection with the DT Acquisition and the Add-On Term Loan shall have been obtained;

      (c) Acquisition Documents. All documentation related to the DT Acquisition (including without limitation the Purchase Agreement and all schedules thereto) shall have been duly executed and delivered by the parties thereto, shall be satisfactory in form and substance to the Agents and the DT Acquisition shall have been consummated in accordance with such terms, and the Agents shall have received a copy of the Purchase Agreement and all other documentation related thereto, certified as true, correct and complete by an officer of the Borrower;

      (d) Joinder Agreements. Any new Subsidiaries of the Loan Parties (each a "New Subsidiary") created or acquired in connection with the DT Acquisition shall have entered into a joinder agreement (the "Joinder Agreement") to the Credit Agreement and to the Collateral Documents and the Administrative Agent, on behalf of the Lenders, shall have received a first-priority, perfected security interest in all New Subsidiaries' present and future property and assets;

      (e)   Authority Documents.

            (i) Articles of Incorporation; Partnership Agreement. Copies of the articles of incorporation, partnership agreement or other charter documents of each New Subsidiary certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its organization or formation;

            (ii) Officer's Certificates. Copies of the articles of incorporation, partnership agreement, or other charter documents of each Loan Party certified by an officer of such Loan Party, as of the First Amendment Date, to be true and correct, in force and effect, and complete as of such date;

            (iii) Resolutions. Copies of resolutions of the board of directors or other comparable governing body of each Loan Party and each New Subsidiary approving and adopting this Amendment (and, with respect to each New Subsidiary, the Joinder Agreement and the other Loan Documents), the transactions contemplated herein (and therein) and authorizing execution and delivery hereof (and thereof), certified by an officer of such Loan Party or such New Subsidiary, as applicable, as of the First Amendment Effective Date to be true and correct and in force and effect as of such date;

            (iv) Bylaws. A copy of the bylaws or other operating agreement of each Loan Party and each New Subsidiary certified by an officer of such Loan Party or such New Subsidiary, as applicable, as of the First Amendment Effective Date to be true and correct and in force and effect as of such date;

            (v) Good Standing. Copies of (i) certificates of good standing, existence or its equivalent with respect to each Loan Party and each new Subsidiary certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation and each other state in which such Loan Party or such New Subsidiary, as applicable, is qualified to do business and (ii) to the extent readily available, a certificate indicating payment of all corporate and other franchise taxes certified as of a recent date by the appropriate governmental taxing authorities; and

            (vi) Incumbency. An incumbency certificate of each Loan Party and each New Subsidiary certified by a secretary or assistant secretary of such Loan Party or such New Subsidiary, as applicable, to be true and correct as of the First Amendment Effective Date;

      (f) Perfection of Liens. The Loan Parties shall have taken such actions as the Administrative Agent may reasonably require to continue the perfection of the Administrative Agent's Liens on the Collateral after giving effect to the Redomestication;

      (g) Corporate Structure. The corporate and capital structure and the management of the Borrower and its Subsidiaries after giving effect to the DT Acquisition and the Add-On Term Loan, and all legal, tax, accounting, environmental and other matters relating to the Borrower and its Subsidiaries after giving effect thereto, shall be reasonably satisfactory in all material respects to the Agents;

      (h) Material Adverse Change. No material adverse change shall have occurred in the business, properties, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole;

      (i) Litigation and Bankruptcy. There shall be no material pending or overtly threatened litigation, bankruptcy or insolvency, injunction, order or claim with respect to the Borrower or any of its Subsidiaries that would have a Material Adverse Effect whole;

      (j) Existing Indebtedness. All of the existing indebtedness for borrowed money associated with the Acquired Assets shall be repaid in full and all liens relating thereto extinguished (or arrangements satisfactory to the Agents shall have been made therefor) on or prior to the date hereof and all filings, recordations and other actions necessary or in the Agents' opinion desirable to perfect the Administrative Agent's liens and security interests in the Acquired Assets shall have been made or taken, or arrangements satisfactory to the Agents for the completion thereof shall have been made;

      (k) Legal Opinions. The Borrower shall deliver opinions of counsel (including local counsel opinions) in form and substance reasonably acceptable to the Agents and the Lenders;

      (l) Financial Statements. All financial statements (including, without limitation, (i) unaudited financials of the Definitive's historical results for the years ended December 31, 2001, 2002 and 2003, (ii) unaudited financials for the month ending June 30, 2004 and (iii) seven-year projections requested by the Agents) shall have been delivered and be in form and substance reasonably satisfactory thereto;

      (m) Financial Covenants. Immediately after giving effect to the DT Acquisition, the Add-On Term Loan and the other transactions contemplated hereby, (i) the Consolidated Total Leverage Ratio of the Borrower and its Subsidiaries, calculated on a pro forma basis as of July 31, 2004, shall not exceed 5.15 to 1.0 and (ii) the Consolidated Senior Leverage Ratio of the Borrower and its Subsidiaries, calculated on a pro forma basis as of July 31, 2004, shall not exceed 3.55 to 1.0;

      (n) EBITDA. Immediately after giving effect to the DT Acquisition, the Add-On Term Loan and the other transactions contemplated hereby, Consolidated EBITDA of the Borrower and its Subsidiaries, calculated on a pro forma basis as of July 31, 2004 shall be not less than $45,000,000;

      (o) Equity Contribution. The Borrower shall have received cash proceeds from the Trivest Equity Issuance in an aggregate amount not less than $6,000,000 on terms and conditions satisfactory to the Agents;

      (p) Waiver of Base Compensation. Trivest shall deliver evidence that it has waived any increase in the "Base Compensation" otherwise required by Section 6(b) of the Trivest Management Agreement in connection with the DT Acquisition;

      (q) Fees and Expenses. The Agents and the Lenders shall have received from the Borrower the aggregate amount of fees and expenses payable in connection with the consummation of the transactions contemplated hereby; and

      (r) Subordinated Debt. The Agents shall have received satisfactory evidence that the holders of the Subordinated Notes shall have approved the DT Acquisition and made such amendments as are necessary thereunder to permit the transactions contemplated hereby.

                                    SECTION 4

                                  MISCELLANEOUS

      4.1 AMENDED TERMS. The term "Credit Agreement" as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this First Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

      4.2 REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES. The Borrower hereby represents and warrants as follows:

      (a) Each of the Borrower and the Guarantors has taken all necessary action to authorize the execution, delivery and performance of this First Amendment.

      (b) This First Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

      (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this First Amendment.

      (d) After giving effect to this First Amendment, the representations and warranties set forth in Section 5 of the Credit Agreement are, subject to the limitations set forth therein, true and correct in all respects as of the date hereof (except for those which expressly relate to an earlier date).

      (e) After giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing.

      4.3 LOAN DOCUMENT. This First Amendment shall constitute a Loan Document under the terms of the Credit Agreement and shall be subject to the terms and conditions thereof (including, without limitation, Sections 10.17 and 10.18 of the Credit Agreement).

      4.4 ENTIRETY. This First Amendment and the other Loan Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

      4.5 COUNTERPARTS. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

      4.6 GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                               DIRECTED ELECTRONICS, INC.,
                                        a California corporation


                                        By:  /s/ James E. Minarik
                                             _______________________________
                                        Name:
                                        Title:


GUARANTORS:                             DEI HOLDINGS, INC.,
                                        a Florida corporation


                                        By:  /s/ James E. Minarik
                                             _______________________________
                                        Name:
                                        Title:


                                        DEI HEADQUARTERS, INC.,
                                        a Florida corporation


                                        By:  /s/ James E. Minarik
                                             _______________________________
                                        Name:
                                        Title:


                                                      DIRECTED ELECTRONICS, INC.
                                             FIRST AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT
AND LENDERS:                            WACHOVIA BANK, NATIONAL
                                        ASSOCIATION,
                                        as Administrative Agent and as a Lender


                                        By: /s/ David C. Hauglid
                                            ________________________________
                                        Name: David C. Hauglid
                                        Title: Vice President


                           [signature pages continue]

                                                      DIRECTED ELECTRONICS, INC.
                                             FIRST AMENDMENT TO CREDIT AGREEMENT

            AIB DEBT MANAGEMENT LTD.

            By:    /s/ John Farrace
                 ----------------------------
            Name:  John Farrace
            Title: Senior Vice President
                   Investment Advisor to
                   AIB Debt Management, Limited

            By:    /s/ Martin Chin
                 ----------------------------
            Name:  Martin Chin
            Title: Vice President
                   Investment Advisor to
                   AIB Debt Management, Limited


            AIMCO CDO SERIES 2000-A

            By:    /s/ Chris Goergen
                 ----------------------------
            Name:  Chris Goergen
            Title: Authorized Signatory

            By:    /s/ Jerry D. Zinkula
                 ----------------------------
            Name:  Jerry D. Zinkula
            Title: Authorized Signatory


            AIMCO CLO SERIES 2001-A

            By:    /s/ Chris Goergen
                 ----------------------------
            Name:  Chris Goergen
            Title: Authorized Signatory

            By:    /s/ Jerry F. Zinkula
                 ----------------------------
            Name:  Jerry D. Zinkula
            Title: Authorized Signatory

            ALLSTATE LIFE INSURANCE COMPANY

            By:    /s/ Chris Goergen
                 ----------------------------
            Name:  Chris Goergen
            Title: Authorized Signatory

            By:    /s/ Jerry D. Zinkula
                 ----------------------------
            Name:  Jerry D. Zinkula
            Title: Authorized Signatory


            ANTARES CAPITAL CORP.

            By:    /s/ Michael P. King
                 ----------------------------
            Name:  Michael P. King
            Title: Director


            APEX (IDM) CDO I, LTD.
            ELC (CAYMAN) LTD. 1999-II
            ELC (CAYMAN) LTD. 1999-III
            ELC (CAYMAN) LTD. 2000-I
            TRYON CLO LTD. 2000-I
            BABSON CLO LTD. 2003-I
            BABSON CLO LTD. 2004-I
            SEABOARD CLO 2000 LTD.
            SUFFIELD CLO, LIMITED
            By: Babson Capital Management LLC as
                Collateral Manager

            By:    /s/ David P. Wells
                 ----------------------------
            Name:  David P. Wells, CFA
            Title: Managing Director


            SIMSBURY CLO, LIMITED
            By: Babson Capital Management LLC under delegated
                authority from Massachusetts Mutual Life Insurance Company as Collateral Manager

            By:    /s/ David P. Wells
                 ----------------------------
            Name:  David P. Wells, CFA
            Title: Managing Director

            CIBC WORLD MARKETS CORP.

            By:    /s/ Cedric Henley
                 ----------------------------
            Name:  Cedric Henley
            Title: Executive Director

            LOAN FUNDING CORP. THC, LTD.

            By:    /s/ Janet Haack
                 ----------------------------
            Name:  Janet Haack
            Title: As Attorney-in-Fact

            CAYMAN CAPITAL ADVISORS

            By:    /s/ Mitch Julis
                 ----------------------------
            Name:  Mitch Julis
            Title: Managing Partner

            SPECIAL SITUATIONS OPPORTUNITY FUND I, LLC
            By: First Source Financial, Inc.
                Its Authorized Agent

            By:    /s/ James M. Cassady
                 ----------------------------
            Name:  James M. Cassady
            Title: Vice President


            FRANKLIN FLOATING RATE TRUST
            FRANKLIN FLOATING RATE MASTER SERIES
            FRANKLIN FLOATING RATE DAILY ACCESS FUND

            By:    /s/ Richard Hsu
                 ----------------------------
            Name:  Richard Hsu
            Title: Vice President

            FRANKLIN CLO II, LIMITED
            FRANKLIN CLO III, LIMITED
            FRANKLIN CLO IV, LIMITED

            By:    /s/ David Ardini
                 ----------------------------
            Name:  David Ardini
            Title: Vice President

            LOAN FUNDING CORP THC. LTD.

            By:    /s/ Janet Haack
                 ----------------------------
            Name:  Janet Haack
            Title: As Attorney-in-Fact

            MIDLAND NATIONAL LIFE INSURANCE COMPANY

            By:    /s/ Michael Damaso
                 ----------------------------
            Name:  Michael Damaso
            Title: Director

            MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH
            BUSINESS FINANCIAL SERVICES INC.

            By:  /s/ Craig Gallehugh
                 ----------------------------
            Name:  Craig Gallehugh
            Title: Director, Team Leader

            VENTURE IV CDO, LIMITED
            By its investor advisor MJX Asset Management LLC

            By:    /s/ Martin Davey
                 ----------------------------
            Name:  Martin Davey
            Title: Managing Director

            HUDSON STRAITS CLO 2004, LTD.
            By Royal Bank of Canada as Collateral Manager

            By:  /s/ Melissa Marano
                 ----------------------------
            Name:  Melissa Marano
            Title: Authorized Signatory

            WACHOVIA BANK, NATIONAL ASSOCIATION,
            As a Lender

            By:    /s/  Kenneth M. Gacevich
                 ----------------------------
            Name:  Kenneth M. Gacevich
            Title: Vice President